      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 1995

                                                      Registration No. 33-58609
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                         ------------------------------

                          EDISON BROTHERS STORES, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                  43-0254900
- ---------------------------------------   -------------------------------------
     (State or other jurisdiction                      (IRS employer
   of incorporation or organization)              identification number)

                               501 North Broadway
                           St. Louis, Missouri  63102
                                 (314) 331-6000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                         ------------------------------

                               Alan A. Sachs, Esq.
                          Edison Brothers Stores, Inc.
                               501 North Broadway
                            St. Louis, Missouri 63102
                                 (314) 331-6565
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   Copies to:
                               James L. Nouss, Jr.
                                   Bryan Cave
                         211 North Broadway, Suite 3600
                         St. Louis, Missouri 63102-2750
                                 (314) 259-2000

                         ------------------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on the form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration Act registration statement number of the earlier effective registration statement for the same offering. [ ]



         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED JUNE __, 1995


PROSPECTUS

                  [CORPORATE LOGO] Edison Brothers Stores, Inc.

                                 Debt Securities
                                 Preferred Stock
                                Depositary Shares
                                  Common Stock
                                    Warrants

         Edison Brothers Stores, Inc. (the "Company"), a Delaware corporation, may offer from time to time (a) in one or more series, unsecured debentures, notes, or other obligations ("Debt Securities"), which may be subordinated to other indebtedness of the Company, (b) warrants to purchase Debt Securities ("Debt Warrants"), (c) shares of preferred stock of one or more series ("Preferred Stock"), (d) warrants to purchase shares of Preferred Stock ("Preferred Stock Warrants"), (e) depositary shares representing entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specified series ("Depositary Shares"), (f) shares of common stock, par value $1.00 per share ("Common Stock"), or (g) warrants to purchase shares of Common Stock ("Common Stock Warrants"), all having an aggregate initial public offering price not to exceed $300,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies, including European Currency Units. The Debt Warrants, Preferred Stock Warrants, and Common Stock Warrants are referred to herein collectively as "Warrants," and the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, and Warrants are referred to herein collectively as the "Offered Securities." The Offered Securities may be offered separately or as units with other Offered Securities, in separate series in amounts, at prices, and on terms to be determined at or prior to the time of sale.

         The specific terms of the Offered Securities with respect to which this Prospectus is being delivered will be set forth in a supplement to this Prospectus (a "Prospectus Supplement"), together with the terms of the offering and sale of the Offered Securities and the initial offering price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will include, with regard to the particular Offered Securities, the following information: (a) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking, authorized denomination, maturity, rate or method of calculation of interest and dates for payment thereof, any index or formula for determining the amount of any principal, premium, or interest payment, any exchangeability, conversion, redemption, prepayment, or sinking fund provisions, the currency or currency unit in which principal, premium, or interest is payable, whether the securities are issuable in registered form or in the form of global securities, and the designation of the trustee acting under the applicable indenture; (b) in the case of Preferred Stock, the designation, number of shares, liquidation preference per share, dividend rate (or method of calculation thereof), dividend payment dates and dates from which dividends shall accrue, any redemption or sinking fund provisions, any conversion or exchange rights, whether the Company has elected to offer the Preferred Stock in the form of Depositary Shares, and, if so, the fraction of a share of Preferred Stock which each such Depositary Share will represent;
(c) in the case of Common Stock, the number of shares; (d) in the case of Warrants, the number and terms thereof, the designation and number of securities issuable upon exercise, the exercise price, and the duration and detachability thereof where applicable; and (e) in the case of all Offered Securities, whether such Offered Securities will be offered separately or as a unit with other Offered Securities. The Prospectus Supplement will also contain information, where applicable, about material United States federal income tax considerations relating to, and any listings on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

         The Company's Common Stock is listed on the New York Stock Exchange. Any Common Stock offered will be listed, subject to notice of issuance, on such exchange.

         The Company may sell the Offered Securities directly, through agents designated from time to time, or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters, or dealers and any applicable commissions or discounts and the net proceeds to the Company from such sale will be set forth in the applicable Prospectus Supplement.

         This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.


         See "Risk Factors" on pages 6, 7 and 8 of this Prospectus for certain considerations relevant to an investment in the Offered Securities.


                         ------------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------

              The date of this Prospectus is _____________ , 1995.

         IN CONNECTION WITH AN OFFERING OF OFFERED SECURITIES, THE UNDERWRITERS, IF ANY, FOR SUCH OFFERING MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE OFFERED SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). Those reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following SEC regional offices: 13th Floor, 7 World Trade Center, New York, New York 10048; and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661.
Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements, and other information also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The Company has filed with the SEC a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the Offered Securities, reference is made to the Registration Statement and to the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         Incorporated by reference in this Prospectus as of the date of filing, and deemed to be a part hereof, subject in each case to information contained in this Prospectus, are the following documents filed by the Company with the SEC pursuant to the Exchange Act (File No. 1-1394): (i) the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1995, as amended by Amendment No. 1 on Form 10-K/A, and (ii) the Company's Current Report on Form 8-K, dated May 25, 1995.


         All documents filed by the Company pursuant to Section 13(a), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests for such copies should be directed to Edison Brothers Stores, Inc., Attention: Corporate Secretary, 501 North Broadway, St. Louis, Missouri 63102 (telephone (314) 331-
6000).


                                  RISK FACTORS

Recent Sales Declines

         The Company has experienced declines in comparable store apparel sales for the past two fiscal years. Management believes that these declines have been due primarily to a lackluster fashion environment, a shift in consumer purchases to electronics and other hardgoods, and increased promotional activity. These factors have exerted downward pressure on the Company's gross margins, with an adverse impact on the Company's operating results. The Company is seeking to improve its operating results by making organizational and merchandising changes and controlling inventories. Although management believes that these efforts will help improve operating results, there can be no assurance that such improvements will occur or that future declines in apparel sales or further reductions in gross margins will not occur. The Company's future operating results and financial condition may also be adversely affected by uncertainties relative to domestic and international economic considerations.

         In response to these factors, subsequent to the end of fiscal year 1994 the Company entered into amendments of its credit facility agreement (the "Credit Agreement") and its senior note agreements, to give the Company greater operating flexibility and to ensure covenant compliance during the first quarter of fiscal year 1995.


Risks of Fashion Retailing

         The fashion retail market is subject to fluctuations resulting from changes in customer preferences dictated by fashion and season, particularly in the case of stores that emphasize fashion over classic basics, such as certain of the retail chains operated by the Company. Failure to predict and accurately market for rapidly changing fashion trends may have a material adverse effect on the level of sales of products marketed by the Company. Merchandise usually must be ordered a significant time in advance of the season and sometimes before fashion trends are evidenced by customer purchases. It has been the general practice of the Company and other apparel retailers to build up inventory levels prior to peak selling seasons, which further increases the vulnerability of the Company to demand and pricing shifts and to errors in selection and timing of the purchases of merchandise.

Risks of Mall-Based Operations

         The Company's retail stores are located primarily in shopping malls. The level of sales in such mall-based stores is affected not only by competitive factors within each mall, but also by the increasing array of retailing options that are being offered to consumers, such as free-standing retail fashion stores, mail order companies, and discount and manufacturer's outlet stores. Within each mall, the Company's stores face competition from other nearby retailers, and a store's sales can be affected not only by its location in relation to its competitors but also by its proximity to other points of attraction. Management believes that the Company currently has advantageous locations within a large number of its mall settings. However, failure to locate new stores in advantageous locations or failure to obtain renewal of the Company's current attractive mall locations may have a material adverse effect on the Company's earnings.


Adverse and Unseasonal Weather Conditions

         As a mall-based retailer, the Company's sales can be adversely affected by weather conditions that discourage consumers from traveling to malls for shopping. In addition, unseasonal weather can lead to reduced sales of the apparel being emphasized by the Company's stores for that season.


Competition

         The specialty retailing business is highly competitive and continues to be characterized by fluctuating demand patterns, frequent introduction of new merchandise, aggressive pricing practices and downward pressure on gross margins. The Company's failure to respond to such competitive challenges quickly and effectively could have a material adverse effect on the earnings of the Company.


Foreign Sourcing of Merchandise

         The Company purchases merchandise primarily from foreign suppliers. It does not manufacture any merchandise. The Company's importing operations are subject to the contingencies generally associated with foreign operations, including fluctuations in currency values, customs duty increases, quota limitations and other developments that could cause a disruption of import supply, any of which could have a material adverse effect on the Company's operations.


Seasonality

         Sales in the fourth quarter are traditionally higher than in other quarterly periods because of holiday buying patterns. Accordingly, the Company's sales and profits have traditionally been higher in the fourth quarter of the year than in the other three quarters and the Company expects this trend to continue.

Interest Rate Increases

         The Company currently has material obligations under the Credit Agreement dated June 4, 1993, as amended, and various short-term bank lines. The Company's borrowings under the Credit Agreement and the short-term bank lines bear interest at floating rates. Therefore, increases in interest rates on such borrowings could have a material adverse effect on the financial condition or results of operations of the Company.




                                   THE COMPANY

         The Company is a leading specialty retailer of fashion apparel and footwear operating more than 2,700 stores in all fifty states of the United States, Puerto Rico, the Virgin Islands, Mexico, and Canada. The Company conducts its principal operations through subsidiaries and divisions in two segments: apparel and footwear. Stores within the apparel and footwear segments, with the exception of the Repp, Ltd. chain of big-and-tall mens stores, are almost exclusively mall-based and generally range in size from 1,300 to 3,000 square feet. Both the apparel and the footwear segments primarily feature private label merchandise in the moderate price range. The Company also operates an entertainment division composed of predominantly mall-based entertainment centers and five free-standing restaurant/entertainment complexes. In February 1995, the Company announced plans to spin off its subsidiary that owns and operates the five Dave & Buster's restaurant/entertainment complexes as a separate publicly-held corporation.
The Company anticipates that the spin off will occur in the second quarter of fiscal year 1995.

         At fiscal year-end 1994, the apparel segment operated 1,941 stores in eight chains. The six menswear chains--JW/Jeans West, Oaktree, J.Riggings, Coda, Repp Ltd., and Zeidler & Zeidler--target specific male age and lifestyle profiles with different product selections. Phoenix, the Company's first catalog operation, supplies menswear to big and tall consumers. The womenswear chains--5-7-9 and Spirale--primarily market casual wear and accessories to young adults, teens, and pre-teens.

         The footwear segment operated 681 stores in three chains at the end of fiscal 1994. The footwear chains are Bakers/Leeds and Precis, which offer popular-priced women's fashion shoes, and Wild Pair, which focuses on advanced shoe fashion for both young men and women.

         The Company's executive offices and operating headquarters are located at 501 North Broadway, St. Louis, Missouri 63102, and its telephone number at those offices is (314) 331-6000.


                                 USE OF PROCEEDS

         Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds from the sale of the Offered Securities will be used for general corporate purposes, which may include the repayment of indebtedness, acquisitions, additions to working capital, and capital expenditures.

                     RATIOS OF EARNINGS TO FIXED CHARGES AND
             EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

         The following sets forth the Company's consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of fiscal years 1994, 1993, 1992, 1991, and 1990.

                                                         Fiscal Year <F1>
                                                   ----------------------------
                                                   1994  1993  1992  1991  1990
                                                   ----  ----  ----  ----  ----

Ratio of earnings to fixed charges <F2>..........  1.5   1.5   2.8   2.5   2.8
Ratio of earnings to fixed charges
  and preferred stock dividends <F3>.............  1.5   1.5   2.8   2.5   2.8

- ---------------

<F1>     The Company's fiscal year ends on the Saturday closest to January 31.
         References to fiscal years 1994, 1993, 1992, 1991, and 1990 are to the 52 weeks ended January 28, 1995, January 29, 1994, January 30, 1993, February 1, 1992, and February 2, 1991, respectively.
<F2>     For purposes of computing such ratio, earnings consist of income before income taxes plus fixed charges net of interest capitalized, and fixed charges consist of interest expense, interest capitalized, and the portion of rental expense attributable to interest.
<F3>     For purposes of computing such ratio, earnings consist of income before income taxes plus fixed charges and preferred stock dividends net of interest capitalized, and fixed charges and preferred stock dividends consist of interest expense, interest capitalized, the portion of rental expense attributable to interest, and preferred stock dividends.


                         DESCRIPTION OF DEBT SECURITIES

                 The Debt Securities will constitute either senior or subordinated debt of the Company and will be issued, in the case of senior Debt Securities ("Senior Debt Securities"), under one or more indentures (collectively, the "Senior Indenture"), between the Company and Fleet Bank of Massachusetts, N.A., (the "Senior Trustee"), and, in the case of subordinated Debt Securities ("Subordinated Debt Securities"), under one or more indentures (collectively, the "Subordinated Indenture"), between the Company and one or more trustees to be selected by the Company (collectively, the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are sometimes hereinafter referred to individually as the "Indenture" and collectively as the "Indentures," and the Senior Trustee and the Subordinated Trustee are hereinafter referred to as the "Trustee."

         The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities. Accordingly, for a description of the terms of a particular issue of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the following description. The discussion of the terms of the Debt Securities and certain provisions of the Indentures is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the provisions of the Indentures, including the definitions therein of capitalized terms used below.


General

         The Debt Securities will be general unsecured obligations of the Company and may be subordinated to certain other indebtedness of the Company to the extent set forth in the Prospectus Supplement relating thereto. See "Description of Debt Securities--Subordination of Subordinated Debt Securities" below. The Indentures do not limit the aggregate principal amount of Debt Securities that can be issued thereunder. The Debt Securities may be issued in one or more series as may be authorized from time to time by the Company. Reference is made to the applicable Prospectus Supplement for the terms of the Debt Securities of the series with respect to which such Prospectus Supplement is being delivered, including: (i) the title, aggregate principal amount, and authorized denominations of the Debt Securities; (ii) the percentage of their principal amount at which such Debt Securities will be issued; (iii) the date or dates on which the Debt Securities will mature; (iv) the rate or rates (which may be fixed or variable) per annum, if any, at which the Debt Securities will bear interest and the date or dates from which such interest may accrue; (v) the times and places at which principal and any premium and interest will be payable; (vi) whether the Debt Securities are convertible into any other securities and the terms and conditions of such convertibility;
(vii) the period or periods within which, the price or prices at which, and the terms and conditions on which any of such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (viii) the obligation, if any, of the Company to redeem or purchase any of such Debt Securities pursuant to any sinking fund or analogous provision or at the option of the holder thereof, and the period or periods within which, the price or prices at which, and the terms and conditions on which any of such Debt Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (ix) if other than United States currency, the currency of payment of principal of, premium, if any, and interest on the Debt Securities and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose; (x) any index or other basis used to determine the amount of payments of principal of and any premium and interest on the Debt Securities; (xi) whether the Debt Securities will be represented by a single global note registered in the name of a depositary or a depositary's nominee and, if so, the depositary for, the method of transferring beneficial interests in the global note and the form of any legend which shall be borne on such Global Securities; (xii) ranking as Subordinated Debt Securities, if applicable, and the terms of any such subordination; (xiii) any addition to or change in the Events of Default applicable to such Debt Securities, any change in the right of the Trustee or the holders to declare the principal amount of any such Debt Securities due and payable, and, if other than the principal amount thereof, the amount payable upon acceleration of the maturity thereof; (xiv) any addition to or change in the covenants in the Senior Indenture described under "Description of Debt Securities--Certain Covenants of the Company" applicable to such Debt Securities; (xv) whether the Debt Securities shall be defeasible at the option of the Company and the manner in which such election shall be evidenced; and (xvi) any other terms relating to the Debt Securities of the series not inconsistent with the applicable Indenture, including any terms that may be required by or advisable under United States laws or applicable regulations, or advisable in connection with the marketing of the Debt Securities.

         The Prospectus Supplement will also describe any material United States federal income tax consequences or other special considerations applicable to the series of Debt Securities to which such Prospectus Supplement relates, including those applicable to (a) Debt Securities with respect to which payments of principal, premium, or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies, or commodities), (b) Debt Securities with respect to which principal, premium, or interest is payable in a currency other than the currency of the United States, (c) Debt Securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates ("Original Issue Discount Debt Securities"), and (d) variable rate Debt Securities that are exchangeable for fixed rate Debt Securities.

         Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States or at the office of the Trustee or the Trustee's agent at which its corporate agency business is conducted, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any applicable tax or governmental charge.

         All funds paid by the Company to the Trustee or a paying agent, or held in trust by the Company for the payment of principal, premium, or interest with respect to any Debt Securities and remaining unclaimed at the end of two years after such principal, premium, or interest shall have become due and payable will be repaid to the Company or released from such trust, and the holders of such Debt Securities will thereafter look only to the Company for payment thereof.


Global Securities

         The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities. A Global Security is a Debt Security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding Debt Securities of the series, or any portion thereof, in either case having the same terms, including the same original issue date, principal and interest payment dates, and interest rate or method of determining interest. A Global Security will be deposited with, or on behalf of, a Depositary, which will be identified in the Prospectus Supplement relating to such Debt Securities. Global Securities may be issued in either temporary or definitive registered form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any nominee of the Depositary to a successor Depositary or any nominee of such successor.





         The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such Debt Securities. The Company anticipates that the following provisions will generally apply to depositary arrangements.

         Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with the Depositary ("participants"). Such accounts shall be designated by the dealers or underwriters with respect to such Debt Securities or, if such Debt Securities are offered and sold directly by the Company or through one or more agents, by the Company or such agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a Global Security.

         So long as the Depositary for a Global Security, or its nominee, is the registered owner or holder of such Global Security, such Depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any of such Debt Securities in definitive form, and will not be considered the owners or holders thereof under the Indenture.

         Payments of principal, premium, and interest with respect to individual Debt Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the registered owner or holder of such Global Security. Neither the Company, the Trustee, any paying agent or registrar for such Debt Securities, nor any agent of the Company or the Trustee will have any responsibility or liability for (a) any aspect of the records relating to or payments made by the Depositary, its nominee, or any participants on account of beneficial interests in the Global Security or for maintaining, supervising, or reviewing any records relating to such beneficial interests, (b) the payment to the owners of beneficial interests in the Global Security of amounts paid to the Depositary or its nominee, or (c) any other matter relating to the actions and practices of the Depositary, its nominee, or its participants. Neither the Company, the Trustee, any paying agent or registrar for such Debt Securities, or any agent of the Company or the Trustee will be liable for any delay by the Depositary, its nominee, or any of its participants in identifying the owners of beneficial interests in the Global Security, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes.

         The Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium, or interest with respect to a definitive Global Security representing any of such Debt Securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security, as shown on the records of the Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers and registered in "street name." Such payments will be the responsibility of such participants.

         If the Depositary for a series of Debt Securities is at any time unwilling, unable, or ineligible to continue as depositary, the Company shall appoint a successor depositary. If a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine no longer to have Debt Securities of a series represented by a Global Security and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. Furthermore, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company, the Trustee, and the Depositary for such Global Security, receive individual Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Individual Debt Securities of such series so issued will be issued in registered form in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.


Subordination of Subordinated Debt Securities

         If Subordinated Debt Securities are issued, a Prospectus Supplement relating thereto will describe the terms whereby such Subordinated Debt Securities will be made subordinate and subject in right of payment to the prior payment in full of senior indebtedness of the Company, and such description will include a definition of what constitutes "senior indebtedness" of the Company.


Certain Covenants of the Company

         Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will not have the benefit of any covenants that limit or restrict the Company's business or operations or the incurrence of indebtedness by the Company. If so indicated in the applicable Prospectus Supplement relating to a series of Senior Debt Securities, certain covenants contained in the Senior Indenture which are summarized below will be applicable (unless waived or amended) to such series of Senior Debt Securities. The covenants contained in the Senior Indenture and any series of Senior Debt Securities would not necessarily afford holders of such Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders.

         Limitations on Liens

         The Company covenants that it will not issue, incur, create, assume or guarantee, and will not permit any Restricted Subsidiary (as defined below) to issue, incur, create, assume or guarantee, any debt for borrowed money secured by a mortgage, security interest, pledge, lien, charge or other encumbrance ("mortgages") upon any Principal Property (as defined below) of the Company or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares or indebtedness are now existing or owned or hereafter created or acquired) without in any such case effectively providing concurrently with the issuance, incurrence, creation, assumption or guarantee of any such secured debt, or the grant of a mortgage with respect to any such indebtedness, that the Debt Securities (together with, if the Company shall so determine, any other indebtedness of or guarantee by the Company or such Restricted Subsidiary ranking equally with the Debt Securities) shall be secured equally and ratably with (or, at the option of the Company, prior to) such secured debt. The foregoing restriction, however, will not apply to: (a) mortgages on property existing at the time of acquisition thereof by the Company or any Subsidiary, provided that such mortgages were in existence prior to the contemplation of such acquisition;
(b) mortgages on property, shares of stock or indebtedness or other assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary, provided that such mortgages are not incurred in anticipation of such corporation becoming a Restricted Subsidiary; (c) mortgages on property, shares of stock or indebtedness existing at the time of acquisition thereof by the Company or a Restricted Subsidiary or mortgages thereon to secure the payment of all or any part of the purchase price thereof, or mortgages on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of, or within 270 days after, the latest of the acquisition thereof, or, in the case of property, the completion of construction, the completion of improvements, or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction, or the making of such improvements; (d) mortgages to secure indebtedness owing to the Company or to a Restricted Subsidiary; (e) mortgages existing at the date of the Indenture relating to such Debt Securities; (f) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition; (g) mortgages in favor of the United States or any State, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any State, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages; (h) mortgages created in connection with the acquisition of assets or a project financed with, and created to secure, a Nonrecourse Obligation (as defined below); and (i) extensions, renewals, refinancings or replacements of any mortgage referred to in the foregoing clauses (a), (b),
(c), (e), (f), (g) and (h); provided, however, that any mortgages permitted by any of the foregoing clauses (a), (b), (c), (e), (f), (g) and (h) shall not extend to or cover any property of the Company or such Restricted Subsidiary, as the case may be, other than the property, if any, specified in such clauses and improvements thereto, and provided further that any refinancing or replacement of any mortgages permitted by the foregoing clauses (g) and (h) shall be of the type referred to in such clauses (g) or (h), as the case may be.

         Notwithstanding the restrictions outlined in the preceding paragraph, the Company or any Restricted Subsidiary will be permitted to issue, incur, create, assume or guarantee debt secured by a mortgage which would otherwise be subject to such restrictions, without equally and ratably securing the Debt Securities, provided that after giving effect thereto, the aggregate amount of all debt so secured by mortgages (not including mortgages permitted under clauses (a) through (i) above) does not exceed 10% of the Consolidated Net Tangible Assets (as defined below) of the Company.


         Limitations on Sale and Lease-Back Transactions

         The Company covenants that it will not, nor will it permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction (as defined below) with respect to any Principal Property, other than any such transaction involving a lease for a term of not more than three years or any such transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, unless: (a) the Company or such Restricted Subsidiary would be entitled to incur indebtedness secured by a mortgage on the Principal Property involved in such transaction at least equal in amount to the Attributable Debt (as defined below) with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the Debt Securities, pursuant to the limitation on liens in the Indenture; or (b) the Company shall apply an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such Sale and Lease-Back Transaction within 180 days of such sale to either (or a combination of) the retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of debt for borrowed money of the Company or a Restricted Subsidiary that matures more than 12 months after the creation of such indebtedness or the purchase, construction or development of other comparable property.


         Certain Definitions Applicable to Covenants

         The term "Attributable Debt" when used in connection with a Sale and Lease-Back Transaction involving a Principal Property shall mean, at the time of determination, the lesser of: (a) the fair value of such property (as determined in good faith by the Board of Directors of the Company); or (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum (in the case of Original Issue Discount Securities, the imputed interest rate) borne by the Debt Securities of each series outstanding pursuant to the Indenture compounded semi-annually. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

         The term "Consolidated Net Tangible Assets" shall mean, as of any particular time, total assets (excluding applicable reserves and other properly deductible items) less: (a) total current liabilities, except for (1) notes and loans payable, (2) current maturities of long-term debt, and (3) current maturities of obligations under capital leases; and (b) goodwill, patents and trademarks, to the extent included in total assets; all as set forth on the most recent consolidated balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

         The term "Nonrecourse Obligation" means indebtedness or other obligations substantially related to (i) the acquisition of assets not previously owned by the Company or any Restricted Subsidiary or (ii) the financing of a project involving the development or expansion of properties of the Company or any Restricted Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company or any Restricted Subsidiary or any assets of the Company or any Restricted Subsidiary other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

         The term "Principal Property" shall mean the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the principal corporate office or any distribution center (whether now owned or hereafter acquired) which: (a) is owned by the Company or any Subsidiary; (b) is located within any of the present 50 states of the United States (or the District of Columbia);
(c) has not been determined in good faith by the Board of Directors of the Company not to be materially important to the total business conducted by the Company and its Subsidiaries taken as a whole; and (d) has a market value on the date as of which the determination is being made in excess of 1.0% of Consolidated Net Tangible Assets of the Company as most recently determined on or prior to such date.

         The term "Restricted Subsidiary" shall mean any Subsidiary that owns any Principal Property.

         The term "Sale and Lease-Back Transaction" shall mean any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person.

         The term "Subsidiary" shall mean any corporation of which at least a majority of the outstanding voting stock having the power to elect a majority of the board of directors of such corporation is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.





Consolidation, Merger, and Sale of Assets

         Under the terms of the Indenture, the Company shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and the Company shall not permit any person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

                 (1) in case the Company shall consolidate with or merge into another person or convey, transfer or lease its properties and assets substantially as an entirety to any person, the person formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume, by a supplemental Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Debt Securities and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed;

                 (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                 (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture, the Company or such successor person, as the case may be, shall take such steps as shall be necessary effectively to secure the Debt Securities equally and ratably with (or prior to) all indebtedness secured thereby.


Events of Default and Remedies

         The Indentures will define "Events of Default" with respect to a series of Debt Securities as being any one of the following events:

                 (1) default in the payment of any interest upon any Debt Security of that series when it becomes due and payable, and the continuance of such default for a period of 30 days; or

                 (2) default in the payment of the principal of or any premium on any Debt Security of that series at its maturity; or

                 (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Debt Security of that series; or



                 (4) default in the performance, or breach, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of any series of Debt Securities other than that series), and the continuance of such default or breach for 60 days after written notice has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the outstanding Debt Securities of that series, as provided in the Indenture; or

                 (5) a default with respect to any indebtedness for money borrowed by the Company or any Restricted Subsidiary (including a default with respect to Debt Securities of any series other than that series) having an aggregate principal amount outstanding at the time of such default of at least $10,000,000, or under any mortgage, indenture or instrument (including the Indenture) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Restricted Subsidiary having an aggregate principal amount outstanding at the time of such default of at least $10,000,000, whether such indebtedness now exists or is hereafter created, which default (A) shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto, or (B) shall have resulted in the acceleration of such indebtedness, if, in the case of clause (A), such indebtedness has not been discharged or, in the case of clause (B), such indebtedness has not been discharged or such acceleration has not been rescinded or annulled, in each case within 10 days after written notice has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the outstanding Debt Securities of that series, as provided in the Indenture; or

                 (6) certain voluntary or involuntary events of bankruptcy, insolvency or reorganization in respect of the Company; or

                 (7) any other events as may be provided with respect to Debt Securities of that series.

         An Event of Default with respect to one series of Debt Securities is not necessarily an Event of Default for another series.

         If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing (other than an Event of Default described under clause (6) above), then in every such case the Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all the Debt Securities of that series (or, if any Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified by the terms thereof) to be due and payable, by written notice to the Company (and to the Trustee if given by holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. In the case of an Event of Default specified under clause (6) above with respect to Debt Securities of any series at the time outstanding, the principal amount of all the Debt Securities of such series (or, in the case of Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable.

         At any time after such a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (1) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Debt Securities of that series, (B) the principal of (and premium, if any, on) any Debt Securities of that series which has become due otherwise than by such acceleration and any interest thereon at the rate prescribed in such Debt Securities, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed in such Debt Securities, and (D) all sums payable by the Company to the Trustee under the Indenture; and (2) all Events of Default with respect to Debt Securities of that series, other than the non-payment of the principal (and premium, if any, on) of Debt Securities of that series which has become due solely by such acceleration, have been cured or waived.

         The holders of a majority in principal amount of the outstanding Debt Securities of a series by notice to the Trustee may on behalf of all holders of Debt Securities of such series waive any existing default or Event of Default under the Indenture, except (i) a default in the payment of any interest or premium on, or the principal of such Debt Securities, or (ii) a default in respect of a covenant or provision of the Indenture which under the terms thereof may not be modified or amended without the consent of the holder of each outstanding Debt Security of such series affected.


Modification of the Indenture

         Each Indenture will provide that, with certain exceptions, the Indenture, the rights and obligations of the Company, and the rights of the holders of the Debt Securities issued thereunder may be modified by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of outstanding Debt Securities of a series directly affected by such modification; provided, however, that, without the consent of each holder of such Debt Securities affected thereby, no such modification may (a) reduce the percentage in principal amount of Debt Securities of any series whose holders must consent to an amendment or waiver, (b) reduce the rate of or change the time for payment of interest on any Debt Security, (c) reduce the principal of or change the stated maturity of any Debt Security, (d) reduce the amount of principal of any Original Issue Discount Security or any other Debt Security that would be due and payable upon a declaration of acceleration thereof, (e) reduce the premium payable upon the redemption of any Debt Security or change the time at which any Debt Security may or shall be redeemed, (f) change the currency in which, or the place or places where, principal of and any premium and interest on any Debt Security is payable, (g) modify the provisions of the Subordinated Indenture with respect to the subordination of the Subordinated Debt Securities in a manner adverse to the holders thereof, or (h) make any change in the provisions of the Indenture relating to waivers of defaults or amendments that require unanimous consent.





Satisfaction and Discharge of the Indenture; Defeasance

         The Indentures shall generally cease to be of any further effect with respect to a series of Debt Securities if (a) the Company has delivered to the Trustee for cancellation all Debt Securities of such series (with certain limited exceptions) or (b) all Debt Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Company shall have deposited with the Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption, as the case may be, all such Debt Securities (and if, in either case, the Company shall also pay or cause to be paid all other sums payable under the Indentures by the Company).

         In addition, the Company shall have a defeasance option (pursuant to which it may terminate, with respect to the Debt Securities of a particular series, all of its obligations under such Debt Securities and the Indenture with respect to such Debt Securities) and a covenant defeasance option (pursuant to which it may terminate, with respect to the Debt Securities of a particular series, its obligations with respect to such Debt Securities under certain specified covenants contained in the Indenture). If the Company exercises its defeasance option with respect to a series of Debt Securities, Payment of such Debt Securities may not be accelerated because of any Event of Default. If the Company exercises its covenant defeasance option with respect to a series of Debt Securities, payment of such Debt Securities may not be accelerated because of an Event of Default related to the specified covenants.

         The Company may exercise its defeasance option or its covenant defeasance option with respect to the Debt Securities of a series only if (a) the Company irrevocably deposits in trust with the Trustee, in the case of Debt Securities payable in United States currency, cash or U.S. Government Obligations (as defined in the Indentures), and, in the case of Debt Securities payable in a currency other than United States currency, funds in such currency, for the payment of any principal, premium, and interest with respect to such Debt Securities to maturity or redemption, as the case may be, (b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on any deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay any principal, premium, and interest when due with respect to all the Debt Securities of such series to maturity or redemption, as the case may be, (c) 90 days pass after the deposit is made and during the 90-day period no default described in clause (6) under "Description of Debt Securities--Events of Default and Remedies" above with respect to the Company occurs that is continuing at the end of such period, (d) the deposit does not constitute a default under any other material agreement binding on the Company and, in the case of Subordinated Debt Securities, is not prohibited by the provisions of the Indenture relating to subordination, (e) the Company delivers to the Trustee an opinion of counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, (f) the Company shall have delivered to the Trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance, (g) the Company delivers to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the Debt Securities of such series as contemplated by the Indenture have been complied with, (h) the Company shall have delivered to the Trustee an officers' certificate stating that the Debt Securities, if listed on a national exchange, will be delisted as a result of such deposit, and (i) the defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act.

         The Trustee shall hold in trust cash or U.S. Government Obligations deposited with it as described above and shall apply the deposited cash and the proceeds from any deposited U.S. Government Obligations to the payment of any principal, premium, and interest with respect to the Debt Securities of the defeased series. In the case of Subordinated Debt Securities, the money and U.S. Government Obligations so held in trust will not be subject to the subordination provisions of the Indenture.


The Trustee

         The Company may appoint a separate Trustee for any series of Debt Securities. As used herein in the description of a series of Debt Securities, the term "Trustee" refers to the Trustee appointed with respect to such series of Debt Securities. The Company may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee may own Debt Securities.


                          DESCRIPTION OF CAPITAL STOCK

         The following description of the capital stock of the Company does not purport to be complete or to give full effect to the terms of the provisions of statutory or common law and is subject to, and qualified in its entirety by reference to, the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), the Company's Bylaws, and the Rights Agreement (as defined below), all of which are filed or incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part.


Common Stock


         The Company's Certificate of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock, par value $1.00 per share. As of May 26, 1995, there were 22,087,490 shares of Common Stock outstanding, 5,466,742 shares held in the Company's treasury, and 1,450,286 shares reserved for issuance under the Company's 1982, 1986 and 1992 stock option plans. As of such date, there were also outstanding 22,087,490 Rights to purchase Common Stock. See "Description of Capital Stock--Certain Provisions of the Certificate of Incorporation and Bylaws--Common Stock Purchase Rights" below.


         Subject to the rights of the holders of any Preferred Stock, each holder of Common Stock on the applicable record date is entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment of liabilities. Each holder of Common Stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders. The outstanding Common Stock is fully paid and non-assessable.




Preferred Stock


         All of the shares of Preferred Stock currently authorized by the Company's Certificate of Incorporation have been issued and subsequently redeemed, and cannot be reissued. The Company's Certificate of Incorporation currently does not authorize the issuance of any additional shares of Preferred Stock. Accordingly, the Board of Directors of the Company has adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation to authorize the issuance of up to 10,000,000 shares of Preferred Stock in one or more series and to authorize the Board of Directors, without further stockholder action, to designate one or more series of Preferred Stock with such terms as the Board may determine (the "Amendment"). However, the holders of shares of Preferred Stock will not be entitled to more than one vote per share, when voting as a class with the holders of shares of Common Stock. The adoption of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock. Management will propose the Amendment at the next annual meeting of stockholders of the Company, which is scheduled to be held on June 14, 1995. The issuance by the Company of any shares of Preferred Stock pursuant to a Prospectus Supplement is subject to the adoption of the Amendment by the Company's stockholders.



Certain Provisions of the Certificate of Incorporation and Bylaws

         The following summary of certain provisions of the Company's Certificate of Incorporation and Bylaws does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Certificate of Incorporation and the Bylaws which are filed or incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part.


         Fair Price Provisions

         The Company's Certificate of Incorporation requires approval by at least 80% of the Company's outstanding voting stock for mergers and certain other corporate transactions ("Business Combinations") that involve a beneficial owner of 20% or more of the voting stock of the Company (an "Interested Shareholder"), unless the transaction has been approved by a majority of certain directors (the "Disinterested Directors") or certain fair price criteria and procedural requirements are satisfied. These provisions of the Certificate of Incorporation may be amended only by the vote of the holders of 80% or more of the voting stock of the Company.

         A "Disinterested Director" is any member of the Board of Directors who is not an affiliate or associate of an Interested Shareholder and was or becomes a director prior to the time that the Interested Shareholder became an Interested Shareholder, was a director on March 6, 1985 or is elected or recommended for election by the stockholders by a majority of the then Disinterested Directors.

         The fair price criteria require that in the event of a Business Combination in which cash or other consideration would be paid to the Company's stockholders, (1) the consideration to be received by the stockholders be either cash or the same type of consideration used by the Interested Shareholder to acquire the largest portion of his shares, and (2) the fair market value of such consideration to be received per share of Common Stock be not less than the highest of the following, subject to price adjustments for stock splits and dividends: (a) the highest per share price paid by the Interested Shareholder in acquiring any Common Stock of the Company in either
(i) the two-year period prior to the first public announcement of such proposed Business Combination, or (ii) the transaction in which such Interested Shareholder became an Interested Shareholder, whichever is higher, or (b) the fair market value of such shares on the date of the first public announcement of such proposed Business Combination, or the date on which the Interested Shareholder became an Interested Shareholder, whichever is higher.

         The fair price provisions also require that the aggregate amount of cash and fair market value of other consideration to be received by holders of shares of voting stock other than Common Stock shall be the highest of the following, subject to price adjustments for stock splits and dividends:
(1) the highest per share price paid by the Interested Shareholder in acquiring such voting stock in the two-year period prior to the first public announcement of the proposed Business Combination, or in the transaction in which such Interested Shareholder became an Interested Shareholder, whichever is higher,
(2) the highest preferential liquidation, dissolution or winding up amount per share to which such voting shares are entitled, and (3) the fair market value of such shares on the date of the first public announcement of such proposed Business Combination.

         The procedural requirements would not be satisfied if, after an Interested Shareholder became an Interested Shareholder, (1) the Company failed to pay any dividend on its Preferred Stock or reduced the annual rate of dividends paid on its Common Stock (except as necessary to reflect any subdivision of the Common Stock) or failed to increase the annual rate of dividends as necessary to reflect any reclassification recapitalization, reorganization or similar transaction having the effect of reducing the number of outstanding shares of Common Stock (in each case unless approved by a majority of the Disinterested Directors), (2) the Interested Shareholder became the beneficial owner of any additional shares of voting stock of the Company, or (3) the Interested Shareholder received the benefit of any financial assistance or tax advantage provided by the Company not shared proportionately by all stockholders. In addition, the proposed Business Combination would have to be described in a proxy information statement.


         Common Stock Purchase Rights

         On January 26, 1988, the Board of Directors declared a dividend of one right ("Right") for each outstanding share of Common Stock of the Company. The dividend was payable on February 12, 1988, to the stockholders of record at the close of business on that date. In addition, the Board authorized and directed the issuance of one Right (subject to adjustment) with respect to each share of Common Stock issued prior to the earlier of the Distribution Date, as hereinafter defined, and the redemption or expiration of the Rights. The Rights were issued under a rights agreement dated January 26, 1988 by and between the Company and Boatmen's Trust Company (as successor Rights Agent to Mellon Securities Trust Company), as amended November 30, 1989 and
September 29, 1992 (the "Rights Agreement"). The Rights Agreement is filed or incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Rights Agreement.



         Each Right, when exercisable, represents the right to purchase from the Company one share of Common Stock at an exercise price of $93 per share (the "Exercise Price"), subject to anti-dilution adjustments. Currently, the Rights are attached to all Common Stock certificates representing outstanding shares. Until the earlier to occur of (i) a public announcement that, without the prior consent of the Company, a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of securities having 50% or more of the voting power of all outstanding voting securities of the Company, or (ii) ten days (unless such date is extended by the Board of Directors) following the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any person or group of related persons becoming an Acquiring Person, without the prior consent of the Company (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by the outstanding Common Stock certificates. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with Common Stock certificates. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

         The Rights will expire on the earliest of (i) January 26, 1998,
(ii) the consummation of a merger transaction with a person or group who acquired Common Stock pursuant to a Permitted Offer (as defined below), and is offering in the merger the same price per share and form of consideration paid in the Permitted Offer, or (iii) the redemption of the Rights by the Company as described below.

         The Exercise Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for Common Stock, certain convertible securities or securities having the same or more favorable rights, privileges and preferences as the Common Stock at less than the current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of earnings or retained earnings) or of subscription rights or warrants (other than those referred to above).

         In the event that, after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, the Company is involved in a merger or other business combination transaction in which the Common Stock is exchanged or changed, or 50% or more of the Company's assets or earning power are sold (in one transaction or a series of transactions), proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Exercise Price of the Right, that number of shares of common stock of the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value of two times the Exercise Price of the Right (such right being called the "Merger Right"). In the event that a person becomes the beneficial owner of securities having 50% or more of the voting power of all then outstanding voting securities of the Company (unless pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors to be both adequate and otherwise in the best interests of the Company and its stockholders (a "Permitted Offer")), proper provision shall be made so that each holder of a Right will for a 60 day period thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the Exercise Price of the Right, subject to the availability of a sufficient number of authorized but unissued shares (such right being called the "Subscription Right"). The holder of a Right will continue to have the Merger Right whether or not such holder exercises the Subscription Right. Upon the occurrence of any of the events giving rise to the exercisability of the Subscription Right or the Merger Right, any Rights that are or were at any time owned by an Acquiring Person engaging in any of such transactions or receiving the benefits thereof on or after the time the Acquiring Person became such shall become void insofar as they relate to the Subscription Right or the Merger Right.

         With certain exceptions, no adjustments in the Exercise Price will be required until cumulative adjustments require an adjustment of at least 1% in such Exercise Price. No fractions of shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

         At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.05 per Right (the "Redemption Price"), which redemption shall be effective upon the action of the Board of Directors. Additionally, the Company may thereafter redeem the then outstanding Rights in whole, but not in part, at the Redemption Price provided that such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person or any person who was an Acquiring Person or following an event giving rise to, and the expiration of the exercise period for, the Subscription Right if and for as long as an Acquiring Person beneficially owns securities representing less than 50% of the voting power of the Company's voting securities. The redemption of Rights described in the preceding sentence shall be effective only as of such time when the Subscription Right is not exercisable, and in any event, only after 10 business days prior notice. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         If the Amendment to the Company's Certificate is adopted (see "Description of Capital Stock--Preferred Stock" above), the ability of the Board to issue shares of Preferred Stock could make more difficult or discourage an attempt to acquire control of the Company by means of a merger, tender offer, proxy contest, or other means, and increase the Board's ability to continue then current management. For example, subject to the Preferred Stock voting limitations contained in the Amendment, shares of Preferred Stock could be used to create voting impediments for, or to dilute the stock ownership of, persons seeking to gain control of the Company. Shares of Preferred Stock could also be sold to purchasers opposing such action. In addition, the Board of Directors could authorize the holders of a series of Preferred Stock to vote either separately as a class or with the holders of the Company's common stock, with respect to any merger or sale of assets of the Company or any other extraordinary corporate transaction. However, the Company is not considering the use of preferred stock for such purposes and is not aware of any present effort by any party to accumulate the Company's securities for the purpose of gaining control of the Company. In the Company's Proxy Statement for its 1995 Annual Meeting of Stockholders, the Board and management of the Company represented that, without the prior approval of the common stockholders, preferred stock will not be used for any anti-takeover purpose, including, without limitation, to implement any stockholders' rights plan or with features intended to make any attempted acquisition of Company more difficult or costly.

         The Company's By-laws currently contain provisions that could have an anti-takeover effect. The By-Laws require 90 days advance notice in order for a stockholder to nominate a person for election as a director at an annual meeting and 60 days advance notice in order for a stockholder to bring other business before a stockholders' meeting. The By-Laws also permit only the Chairman, the President and the Board of Directors to call special meetings of stockholders, unless otherwise required by law.


Certain Anti-Takeover Provisions of Delaware Law

         The Company is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of the Company's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with the Company (or its majority-owned subsidiaries) for three years following the date such person became an interested stockholder, unless: (i) before such person became an interested stockholder, the Company's Board of Directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the Company's voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the Company and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the Company's Board of Directors and approved at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the Company's outstanding voting stock not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the earlier of the announcement or notification of one of certain extraordinary transactions involving the Company and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the Company's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.


                        DESCRIPTION OF DEPOSITARY SHARES

         The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares (as defined below) and Depositary Receipts (as defined below) does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of Deposit Agreement and Depositary Receipts relating to each series of Preferred Stock that will be filed with the SEC in connection with the offering of such series of Preferred Stock.


General

         The Company may, at its option, elect to offer fractional interests in shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will provide for the issuance by a depositary to the public of receipts for depositary shares ("Depositary Shares"), each of which will represent a specified fractional interest in a share of a particular series of Preferred Stock (which will be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock).

         The shares of any series of Preferred Stock underlying the Depositary Shares will be deposited under a separate Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50 million. The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the depositary (the "Depositary") with respect to such Depositary Shares. Subject to the terms of the Deposit Agreement, each owner of Depositary Shares will be entitled, in proportion to the applicable fractional interests in shares of Preferred Stock underlying such Depositary Shares, to all the rights and preferences of the Preferred Stock underlying such Depositary Shares (including dividend, voting, redemption, conversion, and liquidation rights).

         The Depositary Shares will be evidenced by Depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional interests in shares of the related series of Preferred Stock in accordance with the terms of the offering described in the related Prospectus Supplement.

         The Prospectus Supplement relating to any Depositary Shares will describe any material United States federal income tax consequences applicable to such Depositary Shares.


Dividends and Other Distributions

         The Depositary will distribute all cash dividends or other cash distributions received with respect to Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and the balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.

         In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

         The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the Preferred Stock shall be made available to the holders of Depositary Shares.


Redemption of Depositary Shares

         If a series of the Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of the Preferred Stock held by the Depositary. The Depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares relating to shares of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

         After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the money, securities, or other property payable upon such redemption and any money, securities, or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.


Conversion or Exchange

         Whenever the Company converts, pursuant to the terms of the Preferred Stock, all of the shares of a particular series of Preferred Stock held by the Depositary into other Preferred Stock or Common Stock or exchanges all such shares for securities of another issuer, the Depositary will convert or exchange as of the same date all Depositary Shares representing the shares of the Preferred Stock so converted or exchanged, provided that the Company shall have deposited with the Depositary the other Preferred Stock, Common Stock, or other securities into or for which all such shares of Preferred Stock are to be converted or exchanged. The exchange rate per Depositary Share shall be equal to the exchange rate per share of Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one Depositary Share, plus all money and other property, if any, represented by such Depositary Share, including all amounts paid by the Company in respect of dividends which on the exchange date have accrued on the shares of Preferred Stock to be so converted or exchanged and have not theretofore been paid.

         The Depositary Shares, as such, are not convertible or exchangeable into other Preferred Stock, Common Stock, securities of another issuer, or any other securities or property of the Company. Nevertheless, if so specified in the applicable Prospectus Supplement, the Depositary Receipts may be surrendered by holders thereof to the Depositary with written instructions to the Depositary to instruct the Company to cause conversion of the Preferred Stock represented by the Depositary Shares evidenced by such receipts into other shares of Preferred Stock or Common Stock of the Company or exchange of such Preferred Stock for securities of another issuer, as the case may be, and the Company has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion or exchange thereof utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversion or exchange. If the Depositary Shares represented by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted or exchanged.


Voting the Preferred Stock

         Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all action that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.


Amendment and Termination of Depositary Agreement

         The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment that materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement may be terminated by the Company or the Depositary only if
(a) all outstanding Depositary Shares relating thereto have been redeemed or
(b) there has been a final distribution with respect to the Preferred Stock of the relevant series in connection with any liquidation, dissolution, or winding up of the Company and such distribution has been distributed to the holders of the related Depositary Shares.





Charges of Depositary

         The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the Depositary arrangements. The Company will pay the charges of the Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.


Resignation and Removal of Depositary

         The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.


Miscellaneous

         The Depositary will forward to the holders of Depositary Shares all reports and communications from the Company that are delivered to the Depositary and that the Company is required to furnish to the holders of the Preferred Stock.

         Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding with respect to any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares, or other persons believed to be competent and on documents believed to be genuine.


                             DESCRIPTION OF WARRANTS

         The Company may issue Warrants for the purchase of Debt Securities, Preferred Stock, or Common Stock. Warrants may be issued independently or together with Debt Securities, Preferred Stock, or Common Stock offered by any Prospectus Supplement and may be attached to or separate from any such Offered Securities. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following summary of certain provisions of the Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Warrant Agreement that will be filed with the SEC in connection with the offering of such Warrants.

         The Prospectus Supplement relating to a particular issue of Common Stock Warrants, Preferred Stock Warrants, or Debt Warrants will describe the terms of such Warrants, including the following: (a) the title of such Warrants; (b) the offering price for such Warrants, if any; (c) the aggregate number of such Warrants; (d) the designation and terms of the Common Stock, Preferred Stock, or Debt Securities purchasable upon exercise of such Warrants;
(e) if applicable, the designation and terms of the Offered Securities with which such Warrants are issued and the number of such Warrants issued with each such Offered Security; (f) if applicable, the date from and after which such Warrants and any Offered Securities issued therewith will be separately transferable; (g) in the case of Common Stock Warrants or Preferred Stock Warrants, the number of shares of Common Stock or Preferred Stock purchasable upon exercise of a Warrant and the price at which such shares may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) in the case of Debt Warrants, the principal amount of Debt Securities purchasable upon exercise of a Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (i) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (j) if applicable, the minimum or maximum amount of such Warrants that may be exercised at any one time; (k) in the case of Debt Warrants, whether the Warrants represented by the Debt Warrant certificates or Debt Securities that may be issued upon exercise of the Debt Warrants will be issued in registered form or in the form of global securities, and information with respect to book-entry procedures, if any; (l) the currency or currency units in which the offering price, if any, and the exercise price are payable;
(m) if applicable, a discussion of material federal income tax considerations;
(n) the anti-dilution provisions of such Warrants, if any; (o) the redemption or call provisions, if any, applicable to such Warrants; and (p) any additional terms of the Warrants, including terms, procedures, and limitations relating to the exchange and exercise of such Warrants.


                              PLAN OF DISTRIBUTION

         The Company may sell the Offered Securities in or outside the United States through underwriters or dealers, directly to one or more purchasers, or through agents. The Prospectus Supplement with respect to the Offered Securities will set forth the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers, or agents, the purchase price of the Offered Securities and the proceeds to the Company from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions allowed or re-allowed or paid to dealers, and any securities exchanges on which the Offered Securities may be listed.

         If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered

Securities will be named in the Prospectus Supplement relating to such offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters or agents to purchase the Offered Securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the Offered Securities if any are purchased. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

         If dealers are used in the sale of Offered Securities with respect to which this Prospectus is delivered, the Company will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

         Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time at fixed prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the Offered Securities with respect to which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         In connection with the sale of the Offered Securities, underwriters or agents may receive compensation from the Company or from purchasers of Offered Securities for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters, agents, and dealers participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Offered Securities by them may be deemed to be underwriting discounts or commissions under the Securities Act.

         If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters, or dealers to solicit offers from certain types of institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

         Agents, dealers, and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto. Agents, dealers, and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

         The Offered Securities may or may not be listed on a national securities exchange. No assurances can be given that there will be a market for the Offered Securities.




                                  LEGAL OPINIONS

         Certain legal matters in connection with the Offered Securities will be passed upon for the Company by Bryan Cave of St. Louis, Missouri and for any underwriters or agents by a firm named in the Prospectus Supplement relating to a particular issue of Offered Securities.


                                     EXPERTS

         The consolidated financial statements of the Company as of January 28, 1995 and January 29, 1994, and for each of the years in the three-year period ended January 28, 1995, have been incorporated by reference herein in reliance upon the report of Ernst & Young LLP, independent auditors, also incorporated by reference herein, given on their authority as experts in accounting and auditing.











































                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14 - Other Expenses of Issuance and Distribution

         The following table sets forth those expenses to be incurred by the registrant, Edison Brothers Stores, Inc. (the "Company"), in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission registration fee, all amounts shown are estimates.



         Securities and Exchange Commission registration fee..  $103,449
         Accounting fees and expenses.........................    25,000
         Legal fees and expenses..............................   150,000
         Blue Sky fees and expenses, including counsel fees...    20,000
         Miscellaneous........................................   101,551
                                                                --------
                 Total........................................  $400,000
                                                                ========



Item 15 - Indemnification of Directors and Officers

         On July 22, 1986 the Company entered into an Indemnification Agreement with each of its then incumbent directors. Similar agreements have been entered into with newly-elected directors and will be entered into from time to time with future directors. The Agreement provides for indemnification of directors of the Company to the fullest extent permitted under Section 145 of the Delaware General Corporation Law. Within certain limitations the Agreement provides additional indemnification against judgments, penalties, expenses, fines, and settlements incurred by the indemnitee while serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, or other enterprise.

         Pursuant to Section 145 of the Delaware General Corporation Law, the registrant generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the registrant, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the registrant unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The registrant also has the power to purchase and maintain insurance for its directors and officers.

         Article Fourteenth of the Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (which relates to unlawful payment of dividends) or (iv) for any transaction from which the director derived any improper personal benefit.

         The preceding discussion of the registrant's Certificate of Incorporation, Section 145 of the Delaware General Corporation Law, and the Indemnification Agreements is not intended to be exhaustive and is qualified in its entirety by the Restated Certificate of Incorporation, Section 145 of the Delaware General Corporation Law, and the Indemnification Agreements.


Item 16 - Exhibits

1.1**            Form of Underwriting Agreement for Debt Securities.

1.2* Form of Underwriting Agreement for Preferred Stock and/or Depositary Shares (to be filed by post-effective amendment or incorporated herein by reference prior to the issuance of Preferred Stock and/or Depositary Shares).

1.3* Form of Underwriting Agreement for Common Stock (to be filed by post-effective amendment or incorporated herein by reference prior to the issuance of Common Stock).

1.4* Form of Underwriting Agreement for Warrants (to be filed by post-effective amendment or incorporated herein by reference prior to the issuance of Warrants).

3.1 Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(a) to the Company's annual report on Form 10-K for the year ended February 2, 1991, File 1-1394).

3.2 Bylaws, as amended (incorporated by reference to Exhibit 3(a) to the Company's annual report on Form 10-K for the year ended January 28, 1995, File 1-1394).

4.1 Rights Agreement dated as of January 26, 1988 between Edison Brothers Stores, Inc. and Mellon Securities Trust Company, as Rights Agent (incorporated by reference to Exhibit 1 to the Company's current report on Form 8-K dated February 17, 1988, File 1-1394).

4.2 Amendment to Rights Agreement dated as of November 30, 1989 (incorporated by reference to Exhibit 1 to the Company's current report on Form 8-K dated December 11, 1989,
                 File 1-1394).

4.3 Second Amendment to Rights Agreement dated as of September 29, 1992, (incorporated by reference to Exhibit 1 to the Company's current report on Form 8-K dated October 28, 1992,
                 File 1-1394).

4.4 Note Agreements and Senior Notes dated March 1, 1993, between Edison Brothers Stores, Inc. and a number of institutional lenders relating to $150 million of unsecured debt (incorporated by reference to Exhibit 4(b) to the Company's annual report on Form 10-K for the year ended January 30, 1993, File 1-1394).

4.5 Amendment Agreement dated as of January 15, 1994, amending the Note Agreements dated March 1, 1993 (incorporated by reference to Exhibit 4(c) to the Company's annual report on Form 10-K for the year ended January 29, 1994, File 1-1394).

4.6 Amendment Agreement dated as of February 1, 1994, amending the Note Agreements dated March 1, 1993 (incorporated by reference to Exhibit 4(c) to the Company's annual report on Form 10-K for the year ended January 29, 1994, File 1-1394).


4.7 Amendment Agreement dated as of April 1, 1995 amending the Note Agreements dated March 1, 1993 (incorporated by reference to Exhibit 4(c) to the Company's annual report on Form 10-K for the year ended January 28, 1995, File 1-1394).

4.8** Credit Agreement dated as of June 4, 1993 between Edison Brothers Stores, Inc. and a number of financial institutions relating to a $150 million revolving credit facility.

4.9** First Amendment to Credit Agreement dated as of January 24, 1994 amending the Credit Agreement dated June 4, 1993.

4.10** Second Amendment to Credit Agreement dated as of February 17, 1994 amending the Credit Agreement dated June 4, 1993.

4.11** Third Amendment to Credit Agreement dated as of March 29, 1995 amending the Credit Agreement dated June 4, 1993.


5** Opinion of Bryan Cave as to the legality of the securities to be registered.


10.1 Form of Indemnification Agreement between the Company and each of its directors was filed as Exhibit 10(b) to the Company's annual report on Form 10-K for the year ended January 3, 1987 (File 1-1394), and is incorporated herein by reference.

10.2 Form of Termination Agreement entered into by the Company with Alan D. Miller, Chairman of the Board, President and Chief Executive Officer of the Company (incorporated by reference to Exhibit 10(b) of the Company's annual report on Form 10-K for the year ended January 28, 1995 (File 1-1394)).

10.3 Form of Termination Agreement entered into by the Company with other executive officers of the Company was filed as Exhibit 10(b) to the Company's annual report on Form 10-K for the year ended February 3, 1990 (file 1-1394), and is incorporated herein by reference.

10.4 The Edison Brothers Stores, Inc. 1992 Stock Option Plan, as amended March 3, 1994, was filed as an Exhibit to the Company's annual report on Form 10-K for the year ended January 29, 1994, and is incorporated herein by reference.

10.5 The Edison Brothers Stores, Inc. 1986 Stock Option Plan, as amended April 27, 1987 and March 3, 1994, was filed as an Exhibit to the Company's annual report on Form 10-K for the year ended January 29, 1994, and is incorporated herein by reference.

10.6 The Edison Brothers Stores, Inc. 1982 Incentive Stock Option Plan, as amended effective October 25, 1983, January 28, 1986 and March 3, 1986, is incorporated by reference from the Company's Registration Statement on Form S-8 (No. 2-84838) filed with the Commission.

10.7 Non-Qualified Retirement Plan for Outside Directors is described under the caption "Election of Directors" in the proxy statement for the Company's 1995 annual stockholders meeting, which description is incorporated herein by reference.

10.8** Form of Senior Indenture between the Company and Fleet Bank of Massachusetts, N.A., as trustee.

10.9* Form of Subordinated Indenture between the Company and one or more commercial banks to be named, as trustee.

10.10*           Form of Senior Debt Security.

10.11*           Form of Subordinated Debt Security.

10.12*           Form of Deposit Agreement.

10.13*           Form of Depositary Receipt.

10.14*           Form of Warrant Agreement.

10.15*           Form of Warrant Certificate.


10.16 Description of restricted stock grant by Edison Brothers Stores, Inc. to Alan D. Miller, Chairman, President and Chief Executive Officer.


12**             Computation of Consolidated Ratios of Earnings to Fixed
                 Charges.

23.1             Consent of Ernst & Young LLP.


23.2** Consent of Bryan Cave (included in the opinion filed as Exhibit 5 to this Registration Statement).

24**             Powers of Attorney of the Company.



25** Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Fleet Bank of Massachusetts, N.A., as Trustee under the Senior Indenture.


- ---------------
*        To be filed by amendment.
**       Previously filed.


Item 17 - Undertakings

                 The undersigned registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                         (2) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                         (3) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that clauses (1) and (2) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 ("Exchange Act") that are incorporated by reference into this registration statement;

                 (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                 (d) That for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling persons of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on the 6th day of June 1995.


                                          EDISON BROTHERS STORES, INC.

                                          By /S/ DAVID B. COOPER, JR.
                                             ----------------------------------
                                             David B. Cooper, Jr.
                                             Executive Vice President,
                                             Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                         Title                         Date
- --------------------------  -----------------------------------  --------------

Alan D. Miller *            Chairman of the Board, President,    June 6, 1995
- --------------------------  Chief Executive Officer and
Alan D. Miller              Director (principal executive
                            officer)

/S/ DAVID B. COOPER, JR.    Executive Vice President, Chief      June 6, 1995
- --------------------------  Financial Officer and Director
David B. Cooper, Jr.        (principal financial officer)

/S/ NORMAN GOLD             Vice President and Corporate         June 6, 1995
- --------------------------  Controller (chief accounting
Norman Gold                 officer)

Andrew E. Newman *          Director                             June 6, 1995
- --------------------------
Andrew E. Newman

Martin Sneider *            Director                             June 6, 1995
- --------------------------
Martin Sneider

Karl W. Michner *           Senior Executive Vice President,     June 6, 1995
- --------------------------  President of Menswear Group and
Karl W. Michner             Director

Peter A. Edison *           Senior Executive Vice President,     June 6, 1995
- --------------------------  Director of Corporate Development
Peter A. Edison             and Director

Michael H. Freund *         Executive Vice President-            June 6, 1995
- --------------------------  Administration and Director
Michael H. Freund

/S/ ALAN A. SACHS           Executive Vice President, General    June 6, 1995
- --------------------------  Counsel, Secretary and Director
Alan A. Sachs

Julian I. Edison *          Director                             June 6, 1995
- --------------------------
Julian I. Edison


- --------------------------  Director                             June __, 1995
Jane Evans

Eric P. Newman *            Director                             June 6, 1995
- --------------------------
Eric P. Newman


- --------------------------  Director                             June __, 1995
Craig D. Schnuck


- --------------------------  Director                             June __, 1995
Robert W. Staley


*By /S/ ALAN A. SACHS
    ----------------------
    Alan A. Sachs
    Attorney-in-Fact

                                INDEX TO EXHIBITS

Exhibit
Number                                      Exhibit
- -------          --------------------------------------------------------------

1.1**            Form of Underwriting Agreement for Debt Securities.

1.2* Form of Underwriting Agreement for Preferred Stock and/or Depositary Shares (to be filed by post-effective amendment or incorporated herein by reference prior to the issuance of Preferred Stock and/or Depositary Shares).

1.3* Form of Underwriting Agreement for Common Stock (to be filed by post-effective amendment or incorporated herein by reference prior to the issuance of Common Stock).

1.4* Form of Underwriting Agreement for Warrants (to be filed by post-effective amendment or incorporated herein by reference prior to the issuance of Warrants).

3.1 Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(a) to the Company's annual report on Form 10-K for the year ended February 2, 1991, File 1-1394).

3.2 Bylaws, as amended (incorporated by reference to Exhibit 3(a) to the Company's annual report on Form 10-K for the year ended January 28, 1995, File 1-1394).

4.1 Rights Agreement dated as of January 26, 1988 between Edison Brothers Stores, Inc. and Mellon Securities Trust Company, as Rights Agent (incorporated by reference to Exhibit 1 to the Company's current report on Form 8-K dated February 17, 1988, File 1-1394).

4.2 Amendment to Rights Agreement dated as of November 30, 1989 (incorporated by reference to Exhibit 1 to the Company's current report on Form 8-K dated December 11, 1989,
                 File 1-1394).

4.3 Second Amendment to Rights Agreement dated as of September 29, 1992 (incorporated by reference to Exhibit 1 to the Company's current report on Form 8-K dated October 28, 1992,
                 File 1-1394).

4.4 Note Agreements and Senior Notes dated March 1, 1993, between Edison Brothers Stores, Inc. and a number of institutional lenders relating to $150 million of unsecured debt (incorporated by reference to Exhibit 4(b) to the Company's annual report on Form 10-K for the year ended January 30, 1993, File 1-1394).

4.5 Amendment Agreement dated as of January 15, 1994, amending the Note Agreements dated March 1, 1993 (incorporated by reference to Exhibit 4(c) to the Company's annual report on Form 10-K for the year ended January 29, 1994, File 1-1394).

Exhibit
Number                                         Exhibit
- -------          --------------------------------------------------------------

4.6 Amendment Agreement dated as of February 1, 1994, amending the Note Agreements dated March 1, 1993 (incorporated by reference to Exhibit 4(c) to the Company's annual report on Form 10-K for the year ended January 29, 1994, File 1-1394).

4.7 Amendment Agreement dated as of April 1, 1995 amending the Note Agreements dated March 1, 1993 (incorporated by reference to Exhibit 4(c) to the Company's annual report on Form 10-K for the year ended January 28, 1995, File 1-1394).

4.8** Credit Agreement dated as of June 4, 1993 between Edison Brothers Stores, Inc. and a number of financial institutions relating to a $150 million revolving credit facility.

4.9** First Amendment to Credit Agreement dated as of January 24, 1994 amending the Credit Agreement dated June 4, 1993.

4.10** Second Amendment to Credit Agreement dated as of February 17, 1994 amending the Credit Agreement dated June 4, 1993.

4.11** Third Amendment to Credit Agreement dated as of March 29, 1995 amending the Credit Agreement dated June 4, 1993.


5** Opinion of Bryan Cave as to the legality of the securities to be registered.


10.1 Form of Indemnification Agreement between the Company and each of its directors was filed as Exhibit 10(b) to the Company's annual report on Form 10-K for the year ended January 3, 1987 (file 1-1394), and is incorporated herein by reference.

10.2 Form of Termination Agreement entered into by the Company with Alan D. Miller, Chairman of the Board, President and Chief Executive Officer of the Company (incorporated by reference to Exhibit 10(b) of the Company's annual report on Form 10-K for the year ended January 28, 1995 (File 1-1394)).

10.3 Form of Termination Agreement entered into by the Company with other executive officers of the Company was filed as Exhibit 10(b) to the Company's annual report on Form 10-K for the year ended February 3, 1990 (file 1-1394), and is incorporated herein by reference.

10.4 The Edison Brothers Stores, Inc. 1992 Stock Option Plan, as amended March 3, 1994, was filed as an Exhibit to the Company's annual report on Form 10-K for the year ended January 29, 1994, and is incorporated herein by reference.

Exhibit
Number                                         Exhibit
- -------          --------------------------------------------------------------

10.5 The Edison Brothers Stores, Inc. 1986 Stock Option Plan, as amended April 27, 1987 and March 3, 1994, was filed as an Exhibit to the Company's annual report on Form 10-K for the year ended January 29, 1994, and is incorporated herein by reference.

10.6 The Edison Brothers Stores, Inc. 1982 Incentive Stock Option Plan, as amended effective October 25, 1983, January 28, 1986 and March 3, 1986, is incorporated by reference from the Company's Registration Statement on Form S-8 (No. 2-84838) filed with the Commission.

10.7 Non-Qualified Retirement Plan for Outside Directors is described under the caption "Election of Directors" in the proxy statement for the Company's 1995 annual stockholders meeting, which description is incorporated herein by reference.

10.8** Form of Senior Indenture between the Company and Fleet Bank of Massachusetts, N.A., as trustee.

10.9* Form of Subordinated Indenture between the Company and one or more commercial banks to be named, as trustee.

10.10*           Form of Senior Debt Security.

10.11*           Form of Subordinated Debt Security.

10.12*           Form of Deposit Agreement.

10.13*           Form of Depositary Receipt.

10.14*           Form of Warrant Agreement.

10.15*           Form of Warrant Certificate.


10.16 Description of restricted stock grant by Edison Brothers Stores, Inc. to Alan D. Miller, Chairman, President and Chief Executive Officer.


12**             Computation of Consolidated Ratios of Earnings to Fixed
                 Charges.

23.1             Consent of Ernst & Young LLP.


23.2** Consent of Bryan Cave (included in the opinion filed as Exhibit 5 to this Registration Statement).

Exhibit
Number                                         Exhibit
- -------          --------------------------------------------------------------



24**             Powers of Attorney of the Company.



25** Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Fleet Bank of Massachusetts, N.A. as Trustee under the Senior Indenture.


- ---------------

*        To be filed by amendment.
**       Previously filed.